Exhibit 10.13

Emerge Energy Services GP LLC
1400 Civic Place
Suite 250
Southlake, TX 76092

May       , 2013

LBC Sub V, LLC
c/o LBC Credit Partners, Inc.
Cira Centre
2929 Arch Street, Suite 1550
Philadelphia, PA 19104-7340

Re:                             Non-Voting Observation Rights

Ladies and Gentlemen:

This will confirm that LBC Sub V, LLC (“LBC”) shall have the following board observation rights with respect to the board of directors (the “Board”) of Emerge Energy Services GP LLC (the “GP”):

1.                                      LBC shall be entitled to designate one observer (a “Non-Voting Observer”) reasonably acceptable to the GP (it being agreed that John J. Brignola, Christopher J. Calabrese and Nathaniel R. Cohen are acceptable to the GP) who satisfies any applicable requirements regarding attending meetings as a board observer under applicable law and stock exchange rules.  The Non-Voting Observer shall be entitled to attend (in person or telephonically), as an observer only, all meetings (both regular and special) of the Board and to listen to all telephonic meetings of the Board.  The Non-Voting Observer shall have no voting rights or rights to participate in Board discussions.

2.                                      The Non-Voting Observer shall receive written notice of all meetings (both regular and special) of the Board at the same time and in the same manner as notice is given to members of the Board.

3.                                      The Non-Voting Observer shall receive all documents, notices, minutes, written materials and other information given to members of the Board in connection with each Board meeting (collectively, “Materials”) at the same time such Materials are given to members of the Board, whether or not the Non-Voting Observer is attending such meeting.

4.                                      If the Board proposes to take any action by written consent in lieu of a meeting of the Board, the GP shall forward the form of such written consent to the Non-Voting Observer prior to its execution.

5.                                      The Non-Voting Observer shall not receive any compensation, provided that the GP shall reimburse the Non-Voting Observer for all reasonable travel and other expenses incurred in attending any meeting of the Board.

6.                                      The rights of the Non-Voting Observer set forth herein shall relate only to meetings, actions and Materials of the full Board and not any committee thereof.

7.                                      Notwithstanding anything in this letter agreement to the contrary, (i) the GP shall be entitled to withhold any information and exclude the Non-Voting Observer from any meeting, or any portion thereof, (A) that is an executive session of the Board, (B) that is reasonably determined by the GP to be necessary to protect an attorney-client privilege or (C) that relates to matters as to which the GP reasonably determines that LBC, the Non-Voting Observer or their respective affiliates have a conflict of interest; (ii) the Non-Voting Observer shall execute a confidentiality agreement in form and substance reasonably acceptable to the GP with respect to the meetings, actions and Materials to which the Non-Voting Observer will have access; and (iii) the Non-Voting Observer shall agree to abide by the terms of the GP’s insider trading policy as if the Non-Voting Observer were a director.

This letter may be terminated at any time by LBC.  This letter automatically shall terminate on the first date when LBC and its affiliates cease to own at least 5% of the outstanding common units representing limited partner interests in Emerge Energy Services LP (and LBC shall give prompt written notice to the GP of the occurrence of such event). For purposes of this letter, the following shall be considered affiliates of LBC:  (i) LBC Credit Funding GP, LLC or LBC Credit Funding II GP, LLC, (ii) LBC Credit Funding, LP or LBC Credit Funding II, LP, (iii) LBC Credit Partners, LP, LBC Credit Partners Parallel, LP, LBC Credit Partners II, LP or LBC Credit Partners Parallel II, LP, and (iv) LBC Sub V, LLC or LBC II Sub I, LLC, or any controlled affiliates of (i) through (iv).

Very truly yours,

EMERGE ENERGY SERVICES GP LLC

By:
Name:
Title:

ACCEPTED AND AGREED:

LBC Sub V, LLC

By:
Name:
Title:

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